EXHIBIT 23.12

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name in the Registration Statement.

Date:                    May 7, 2009

/s/ William H. Wulftange

Name:	William H. Wulftange, P. Geo.
Title:	Director Technical Compliance, Yamana Gold Inc.